Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE
February 24, 2011	Contact:	Michael M. Larsen
Vice President and CFO
(610) 249-2002
GARDNER DENVER, INC. ANNOUNCES THE RETIREMENT OF FRANK J. HANSEN FROM THE
BOARD OF DIRECTORS EFFECTIVE NOVEMBER 2011;
DIANE K. SCHUMACHER TO SUCCEED AS CHAIRPERSON
WAYNE, PA February 24, 2011— Gardner Denver, Inc. (NYSE: GDI) announced today that Frank J. Hansen, Chairman of the Board of Directors, has decided to retire following the November 2011 Board Meeting after having reached the customary Board retirement age. The Board has unanimously appointed Diane K. Schumacher, member of the Gardner Denver, Inc. Board of Directors since 2000, to succeed Mr. Hansen as Chairperson upon his retirement.
Mr. Hansen was appointed Chairman, in a non-executive capacity, in May 2008 and has been a director of Gardner Denver, Inc. since June 1997. In addition, Mr. Hansen served as Lead Nonemployee Director from November 2002 until his appointment as Chairman of the Board in May 2008.
“Frank Hansen’s guidance and dedicated service to Gardner Denver over the past fourteen years has been invaluable. On behalf of the Board of Directors, shareholders and employees of the Company, I thank him for his many contributions,” said Barry L. Pennypacker, Gardner Denver’s President and Chief Executive Officer. “His tremendous knowledge of our industry and extensive business experience has been a key asset to Gardner Denver’s growth and success and will be greatly missed.”
Diane K. Schumacher has been a director of Gardner Denver since August 2000 and is currently Chairperson of the Nominating and Corporate Governance Committee. Mrs. Schumacher served as Senior Vice President, General Counsel and Secretary of Cooper Industries, Ltd., a company engaging in the manufacture and sale of electrical products and tools, from 1995 to 2003, and was Senior Vice President, General Counsel and Chief Compliance Officer until August 2006. She served as Special Counsel to the CEO of Cooper from September 2006 until her retirement from Cooper in September 2008.

“Over the past decade, Diane’s experience, business acumen and forward thinking have been instrumental to the Board of Directors,” said Mr. Pennypacker. “As Chairperson, she will be a valuable leader, especially as we continue the Company’s evolution through the Gardner Denver Way.”
Gardner Denver, Inc., with 2010 revenues of approximately $1.9 billion, is a leading worldwide manufacturer of highly engineered products, including compressors, liquid ring pumps and blowers for various industrial, medical, environmental, transportation and process applications, pumps used in the petroleum and industrial market segments and other fluid transfer equipment, such as loading arms and dry break couplers, serving chemical, petroleum and food industries. Gardner Denver’s news releases are available by visiting the Investors section on the Company’s website (www.GardnerDenver.com).
Cautionary Statement Regarding Forward-Looking Statements
All of the statements in this release, other than historical facts, are forward-looking statements made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995. As a general matter, forward-looking statements are those focused upon anticipated events or trends, expectations, and beliefs relating to matters that are not historical in nature. Such forward-looking statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the Company. The actual future performance of the Company could differ materially from such statements. Risks that could cause results to differ materially from those matters expressed in or implied by such forward-looking statements are set forth under “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2009, and its subsequent quarterly reports on Form 10-Q. The Company does not undertake, and hereby disclaims, any duty to update these forward-looking statements, although its situation and circumstances may change in the future.
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